EXHIBIT  16:  LETTER  FROM  FORMER  ACCOUNTANT


                                                                SOBEL & CO., LLC
                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                          293 Eisenhower Parkway
                                                      Livingston, NJ  07039-1711
                                                                  (973)-994-9494
                                                              FAX (973) 994-1571


Securities  and  Exchange  Commission
450  5th  Street,  N.W.
Washington,  D.C.  20549

Gentlemen:

We have read Item 4 of the Current Report on Form 8-K of Morgan Cooper, Inc. for May 22, 2001, and we agree with the statements contained therein insofar as they relate to our firm.

                         Very  truly  yours,

                         /S/  SOBEL  &  CO.,  LLC
                         Certified  Public  Accountants

Livingston,  New  Jersey
May  22,  2001


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